Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Nov. 8, 2012	MEDIA CONTACT:	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	800-559-3853

ANALYSTS:
	Bob Drennan Bill Currens	704-382-4070 704-382-1603

Duke Energy announces first post-merger quarterly earnings

•	Third quarter 2012 adjusted diluted earnings per share (EPS) were $1.47, compared with $1.50 for the third quarter 2011

•	Reported diluted EPS for third quarter 2012 was $0.85, compared to $1.06 for the third quarter 2011

•	Company is on pace to achieve its 2012 adjusted diluted earnings guidance range of $4.20 to $4.35 per share

CHARLOTTE, N.C. – Duke Energy today announced third quarter earnings that for the first time reflect its merger with Progress Energy.

Third quarter 2012 adjusted diluted EPS was $1.47, compared to $1.50 for the third quarter of 2011. Reported diluted EPS for the third quarter 2012 was $0.85, compared to $1.06 for the same period last year. Last year’s quarterly results have been adjusted to reflect the one-for-three stock split that occurred just prior to the merger closing on July 2, 2012.

Reported results include special items that are excluded from the company’s adjusted diluted EPS results. Special items for the third quarter 2012 primarily include $0.42 per share in charges related to the merger’s closing, and $0.17 per share in impairment

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charges related to the company’s Edwardsport, Ind., Integrated Gasification Combined Cycle (IGCC) project. Special items for the third quarter 2011 primarily included $0.30 per share of impairment charges related to Edwardsport as well as $0.12 per share of emission allowance impairment charges.

On an adjusted earnings basis, Duke Energy continued to see strength in its regulated businesses in the third quarter of 2012. Revised customer rates, principally resulting from the company’s modernization program, helped offset less favorable weather and the expected reduced earnings from International Energy and Commercial Power.

International Energy was affected by unfavorable average foreign exchange rates, while Commercial Power’s reduced earnings were principally due to the new market-based Electric Security Plan (ESP) in Ohio.

The earnings contribution from the inclusion of Progress Energy’s regulated utility operations in the Carolinas and Florida was substantially offset by dilution related to the issuance of additional shares in connection with the merger.

“Our strong quarterly performance keeps us on track to achieve our targeted 2012 adjusted diluted EPS guidance range of $4.20 to $4.35,” said Jim Rogers, chairman, president and CEO.

“We recently celebrated the first 100 days as the ‘new’ Duke Energy and are coming together as one stronger, more efficient organization,” he added. “Our employees are focused on delivering on our merger commitments to customers, regulators and shareholders. We’re off to a great start.”

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BUSINESS UNIT RESULTS

The discussion below of third-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 23 through 26 present a reconciliation of reported results to adjusted results.

U.S. Franchised Electric and Gas (USFE&G)

USFE&G recognized third-quarter 2012 adjusted segment income of $907 million, compared to $472 million in the third quarter 2011, an increase of $0.62 per share.

USFE&G’s increased quarterly results were primarily driven by the addition of Progress Energy’s regulated utility operations in the Carolinas and Florida (+$0.55 per share). Additionally, quarterly results were higher due to increased pricing and riders (+$0.12 per share) principally related to the implementation of revised customer rates at Duke Energy Carolinas, energy efficiency programs, and lower governance and operating and maintenance costs (+$0.01 per share).

These results were partially offset by less favorable weather (-$0.06 per share).

International Energy

International Energy recognized third-quarter 2012 adjusted segment income of $103 million, compared to $115 million in the third quarter 2011, a decrease of $0.02 per share.

International Energy’s quarterly results decreased primarily due to unfavorable average foreign currency exchange rates (-$0.01 per share).

Commercial Power

Commercial Power recognized third-quarter 2012 adjusted segment income of $31 million, compared to $74 million in the third quarter 2011, a decrease of $0.06 per share.

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Commercial Power’s quarterly results decreased primarily due to lower results for the Midwest coal generation fleet (-$0.06 per share) resulting from the new market-based ESP in Ohio, partially offset by the ESP’s non-bypassable stability charge. The new market-based ESP became effective Jan. 1, 2012.

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and income tax levelization adjustments.

Other recognized a third-quarter 2012 adjusted net expense of $16 million, compared to income of $5 million in the third quarter 2011, a decrease of $0.03 per share. Other’s results decreased primarily due to the addition of interest expense on Progress Energy’s corporate debt (-$0.05 per share).

Share Dilution

On July 2, 2012, Duke Energy issued approximately 258 million shares of common stock in connection with the closing of the merger with Progress Energy, Inc. The issuance of these additional shares had a dilutive impact of $0.54 per share on the quarter-over-quarter adjusted diluted EPS results.

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Reconciliation of quarterly reported to adjusted diluted EPS

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items excluded from Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q2012 EPS Impact	3Q2011 EPS Impact
Third Quarter 2012
• Costs to Achieve, Progress Merger	$(457)	$164	$(0.42)
• Edwardsport Impairment	$(180)	$63	$(0.17)
• Other	$(10)	$4	$(0.01)
• Mark-to-market impact of economic hedges	$(31)	$12	$(0.03)

Third Quarter 2011
• Edwardsport Impairment	$(222)	$87		$(0.30)
• Emission Allowances Impairment	$(79)	$28		$(0.12)
• Costs to Achieve, Progress Merger	$(13)	$3		$(0.02)
• Mark-to-market impact of economic hedges	$1	—		$0.00

Total diluted EPS impact			$(0.63)	$(0.44)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	3Q2012 EPS	3Q2011 EPS
Diluted EPS, as reported	$0.85	$1.06
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.63	$0.44
• Discontinued operations, net of tax	$(0.01)	—

Diluted EPS, adjusted	$1.47	$1.50

Analyst Conference Call

An earnings conference call for analysts is scheduled for 10 a.m. ET Thursday, Nov. 8, to discuss Duke Energy’s financial performance for the third quarter 2012 as well as providing other business updates. The conference call will be hosted by Jim Rogers, chairman, president and chief executive officer, and Lynn Good, executive vice president and chief financial officer.

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The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 866-454-4209 in the United States or 913-312-1393 outside the United States. The confirmation code is 3151154. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until midnight ET, Nov. 18, 2012, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 3151154. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. In addition, direct interest expense and income taxes are included in segment income and certain governance costs are allocated to each of the segments.

Management believes segment income, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the approximate net income contribution of Duke Energy’s business segments by incorporating the direct financing methods or capital structures of the business segments as well as the income tax attributes of the businesses and regions in which they operate.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company. In addition, Duke Energy’s management calculates the EPS impact of segment income drivers to facilitate an understanding of the impacts of each income driver on consolidated adjusted diluted EPS.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory

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accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment income and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. Adjusted segment income and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment income and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment income and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. When an EPS amount is provided for a segment income driver, the per share impact is derived by taking the before-tax amount of the item less income taxes based on the segment’s effective tax rate, divided by the Duke Energy weighted-average shares outstanding for the period. The most directly comparable GAAP measure for adjusted segment income or adjusted Other net expenses is reported segment income or Other net expenses, which represents segment income and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures

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is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $100 billion in total assets. Its regulated utility operations serve approximately 7.1 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at: www.duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; the ability to recover eligible costs and earn an adequate return on investment through the regulatory process; the scope of necessary repairs of the delamination of Crystal River Unit 3 Nuclear Plant could prove more extensive or costly than is currently identified, such repairs could prove not to be feasible resulting in early retirement of the unit, the cost of repair and/or replacement power could exceed estimates and insurance coverage or may not be recoverable through the regulatory process; the ability to maintain relationships with customers, employees or suppliers post-merger; the ability to successfully integrate the Progress Energy businesses and realize cost savings and any other synergies expected from the merger; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the impact of compliance with material restrictions of conditions related to the Progress Energy

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merger imposed by regulators could exceed our expectations; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in the respective Duke Energy Registrants’ service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on each of the Duke Energy Registrants’ operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the ability to recover, in a timely manner, if at all, costs associated with future significant weather events through the regulatory process; the impact on the Duke Energy Registrants’ facilities and business from a terrorist attack, cyber security threats and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including the Duke Energy Registrants’ ability to obtain financing on favorable terms, which can be affected by various factors, including the respective Duke Energy Registrants’ credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans and nuclear decommissioning trust funds; the level of creditworthiness of counterparties to Duke Energy Registrants’ transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for the respective Duke Energy Registrants’ business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy Registrants’ capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the subsidiaries ability to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

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In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2012 QTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2011 QTD Reported Earnings Per Share, Diluted	$0.76	$0.26	$0.05	$(0.01)	$1.06

Costs to Achieve, Progress Merger	—	—	—	0.02	0.02
Edwardsport Impairment	0.30	—	—	—	0.30
Emission Allowances Impairment	—	—	0.12	—	0.12

2011 QTD Adjusted Earnings Per Share, Diluted	$1.06	$0.26	$0.17	$0.01	$1.50

Share Differential (a)	(0.38)	(0.09)	(0.07)	—	(0.54)

2011 QTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$0.68	$0.17	$0.10	$0.01	$0.96

Progress Energy Contribution	0.55	—	—	(0.05)	0.50
Weather	(0.06)	—	—	—	(0.06)
Pricing and Riders (b)	0.12	—	—	—	0.12
Operation and Maintenance and Governance Expenses	0.01	—	—	—	0.01
Latin America, including Foreign Exchange Rates (c)	—	(0.02)	—	—	(0.02)
Midwest Coal Generation (d)	—	—	(0.06)	—	(0.06)
Midwest Gas Generation (e)	—	—	(0.02)	—	(0.02)
Duke Energy Retail	—	—	(0.01)	—	(0.01)
Duke Energy Renewables	—	—	0.02	—	0.02
	—
Interest Expense	—	—	—	(0.01)	(0.01)
Income Tax Expense (f)	—	—	—	0.01	0.01
Other (g)	—	—	0.01	0.02	0.03

2012 QTD Adjusted Earnings Per Share, Diluted	$1.30	$0.15	$0.04	$(0.02)	$1.47

Costs to Achieve, Progress Merger	—	—	—	(0.42)	(0.42)
Edwardsport Impairment	(0.17)	—	—	—	(0.17)
Democratic National Convention Host Committee Support	—	—	—	(0.01)	(0.01)
Economic Hedges (Mark-to-Market)	—	—	(0.03)	—	(0.03)
Discontinued Operations	—	—	—	—	0.01

2012 QTD Reported Earnings Per Share, Diluted	$1.13	$0.15	$0.01	$(0.45)	$0.85

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted average shares outstanding increased from 444 million for the quarter ended September 30, 2011 to 699 million for the quarter ended September 30, 2012.
(b)	Primarily due to implementation of revised customer rates in North Carolina and South Carolina as a result of the 2011 rate case (+$0.11) and increased riders (+$0.02).
(c)	Primarily due to Central America (-$0.01) and unfavorable foreign currency exchange rates (-$0.01).
(d)	Primarily due to the new market-based Ohio ESP (-$0.10), partially offset by the non-bypassable stabilization charge (+$0.03).
(e)	Primarily due to a decrease in capacity revenue (-$0.03) and favorable generation volumes, net of lower pricing (+$0.01).
(f)	Primarily represents the change in effective tax rates for the period.
(g)	Amount for U.S. Franchised Electric & Gas is primarily due to an increase in depreciation and amortization expense (-$0.02), offset by other miscellaneous items (+$0.02).
Note:	Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2012 YTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2011 YTD Reported Earnings Per Share, Diluted	$2.20	$0.83	$0.22	$(0.06)	$3.19

Costs to Achieve, Progress Merger	—	—	—	0.05	0.05
Edwardsport Impairment	0.30	—	—	—	0.30
Emission Allowances Impairment	—	—	0.12	—	0.12
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01

2011 YTD Adjusted Earnings Per Share, Diluted	$2.50	$0.83	$0.35	$(0.01)	$3.67

Share Differential (a)	(0.41)	(0.13)	(0.06)	(0.01)	(0.61)

2011 YTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$2.09	$0.70	$0.29	$(0.02)	$3.06

Progress Energy Contribution	0.73	—	—	(0.07)	0.66
Weather	(0.23)	—	—	—	(0.23)
Pricing and Riders (b)	0.40	—	—	—	0.40
Operation and Maintenance and Governance Expenses	0.12	—	—	—	0.12
Latin America, including Foreign Exchange Rates (c)	—	(0.09)	—	—	(0.09)
NMC	—	0.03	—	—	0.03
Midwest Coal Generation (d)	—	—	(0.13)	—	(0.13)
Midwest Gas Generation (e)	—	—	0.02	—	0.02
Duke Energy Retail	—	—	(0.07)	—	(0.07)
Duke Energy Renewables	—	—	0.05	—	0.05
Interest Expense	(0.02)	—	—	(0.02)	(0.04)
Income Tax Expense (f)	(0.01)	—	—	0.01	—
Other (g)	(0.09)	0.02	0.02	0.01	(0.04)

2012 YTD Adjusted Earnings Per Share, Diluted	$2.99	$0.66	$0.18	$(0.09)	$3.74

Costs to Achieve, Progress Merger				(0.58)	(0.58)
Voluntary Opportunity Plan Deferral	0.11	—	—	—	0.11
Edwardsport Impairment	(0.72)	—	—	—	(0.72)
Democratic National Convention Host Committee Support	—	—	—	(0.01)	(0.01)
Economic Hedges (Mark-to-Market)	—	—	(0.04)	—	(0.04)
Discontinued Operations	—	—	—	—	0.01

2012 YTD Reported Earnings Per Share, Diluted	$2.38	$0.66	$0.14	$(0.68)	$2.51

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted average shares outstanding increased from 444 million for the nine months ended September 30, 2011 to 531 million for the nine months ended September 30, 2012.
(b)	Primarily due to implementation of revised customer rates (+$0.32) and increased riders (+$0.07).
(c)	Primarily driven by lower average prices in Central America and absence of prior year arbitration award in Peru (-$0.07) and unfavorable foreign exchange rates (-$0.06), partially offset by higher average sales prices and volumes in Brazil (+$0.06).
(d)	Primarily due to the new market-based Ohio ESP (-$0.34), partially offset by the non-bypassable stabilization charge (+$0.10), favorable capacity revenues (+$0.09), and lower operation and maintenance (+$0.01).
(e)	Primarily due to favorable generation volumes (+$0.07) and recovery of a Lehman Brothers receivable previously written-off (+$0.02), partially offset by a decrease in capacity revenue (-$0.08).
(f)	Primarily represents the change in effective tax rates for the period.
(g)	Amount for U.S. Franchised Electric & Gas is primarily due to an increase in depreciation and amortization expense (-$0.11), partially offset by other miscellaneous items (+$0.02).
Note:	Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

September 2012

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2012	2011	2012	2011
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.84	$1.06	$2.50	$3.19
Diluted	$0.84	$1.06	$2.50	$3.19
Income from discontinued operations attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.01	$—	$0.01	$—
Diluted	$0.01	$—	$0.01	$—
Net income attributable to Duke Energy Corporation common shareholders (a)
Basic	$0.85	$1.06	$2.51	$3.19
Diluted	$0.85	$1.06	$2.51	$3.19
Dividends Declared Per Share (a)	$—	$—	$2.265	$2.22
Weighted-Average Shares Outstanding (a)
Basic	699	444	531	444
Diluted	699	444	531	444

SEGMENT INCOME BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas (b)(c)	$790	$337	$1,263	$975
Commercial Power (d)	12	24	71	103
International Energy	103	115	350	370

Total Reportable Segment Income	905	476	1,684	1,448
Other Net Expense (e)	(315)	(5)	(356)	(31)
(Loss) Income from Discontinued Operations, net of tax	4	1	5	1

Total Reportable Segment Income and Other Net Expense	$594	$472	$1,333	$1,418

CAPITALIZATION
Total Common Equity			51%	54%
Preferred Stock of Subsidiaries			—	—
Total Debt			49%	46%
Total Debt			$39,472	$19,866
Book Value Per Share (a)			$58.38	$51.57
Actual Shares Outstanding (a)			704	444

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,270	$900	$2,860	$2,656
Commercial Power	205	118	825	224
International Energy	95	38	119	96
Other	21	29	84	100

Total Capital and Investment Expenditures	$1,591	$1,085	$3,888	$3,076

(a)	Reflects the impact of the 1-for-3 reverse stock split on July 2, 2012.
(b)	Includes impairment and other charges of $268 million in the first quarter of 2012 related to the Edwardsport IGCC project (net of tax of $152 million), and includes impairment and other charges of $117 million in the third quarter of 2012 related to the Edwardsport IGCC project (net of tax of $63 million).
(c)	Includes impairment and other charges of $135 million in the third quarter of 2011 related to the Edwardsport IGCC project (net of tax of $87 million).
(d)	Includes non-cash impairment charges of $79 million in 2011 related to an emission allowances impairment.
(e)	Includes costs to achieve of $293 million in the third quarter of 2012 related to the Progress merger on July 2, 2012 (net of tax of $164 million).

September 2012

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2012	2011	2012	2011
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$5,842	$2,926	$11,207	$8,158
Operating Expenses (a)	4,433	2,323	8,914	6,446
Gains on Sales of Other Assets, net	6	1	13	2

Operating Income	1,415	604	2,306	1,714
Other Income and Expenses	103	72	227	201
Interest Expense	257	145	546	419

Income Before Income Taxes	1,261	531	1,987	1,496
Income Tax Expense (b)	470	194	723	521
Less: Income Attributable to Noncontrolling Interests	1	—	1	—

Segment Income	$790	$337	$1,263	$975

Depreciation and Amortization	$545	$352	$1,275	$1,032

Duke Energy Carolinas GWh sales	22,780	22,832	61,815	63,626
Progress Energy Carolinas GwH sales	16,754	16,028	43,387	43,614
Progress Energy Florida Gwh sales	11,466	12,000	29,814	31,306
Duke Energy Ohio GWh sales	6,804	7,056	18,600	19,315
Duke Energy Indiana GWh sales	8,923	9,071	25,684	25,501
Net Proportional MW Capacity in Operation			47,450	26,907

COMMERCIAL POWER
Operating Revenues	$525	$687	$1,607	$1,926
Operating Expenses	522	627	1,512	1,741
Gains on Sales of Other Assets, net	10	2	11	15

Operating Income	13	62	106	200
Other Income and Expenses	1	4	26	21
Interest Expense	14	21	55	67

Income Before Income Taxes	—	45	77	154
Income Tax (Benefit) Expense	(13)	20	5	43
Less: Income Attributable to Noncontrolling Interests	1	1	1	8

Segment Income	$12	$24	$71	$103

Depreciation and Amortization	$58	$56	$172	$173

Actual Coal-fired Plant Production, GWh	5,054	5,013	12,421	13,420
Actual Gas-fired Plant Production, GWh	4,387	3,255	13,483	8,476
Actual Renewable Plant Production, GWh	615	545	2,399	2,286

Actual Plant Production, GWh	10,056	8,813	28,303	24,182

Net Proportional MW Capacity in Operation			7,760	8,300

INTERNATIONAL ENERGY
Operating Revenues	$382	$360	$1,181	$1,114
Operating Expenses	266	239	768	715

Operating Income	116	121	413	399
Other Income and Expenses	46	52	136	166
Interest Expense	23	4	60	31

Income Before Income Taxes	139	169	489	534
Income Tax Expense	34	51	129	154
Less: Income Attributable to Noncontrolling Interests	2	3	10	10

Segment Income	$103	$115	$350	$370

Depreciation and Amortization	$25	$23	$74	$66

Sales, GWh	5,308	4,565	15,264	13,868
Proportional MW Capacity in Operation			4,465	4,190

OTHER
Operating Revenues	$20	$14	$51	$34
Operating Expenses (c)	484	26	514	79
Losses on Sales of Other Assets, net	(2)	(8)	(3)	(8)

Operating Loss	(466)	(20)	(466)	(53)
Other Income and Expenses	15	(5)	14	43
Interest Expense	107	43	196	118

Loss Before Income Taxes	(558)	(68)	(648)	(128)
Income Tax Benefit (d)	(243)	(57)	(292)	(85)
Less: Loss Attributable to Noncontrolling Interests	—	(6)	—	(12)

Net Expense	$(315)	$(5)	$(356)	$(31)

Depreciation and Amortization	$38	$24	$99	$75

(a)	Includes pre-tax impairment and other charges related to the Edwardsport IGCC project of $180 million and $600 million for the three and nine months ended September 30, 2012, respectively, and $222 million for both the three and nine months ending September 30, 2011.
(b)	Includes a tax benefit related to the Edwardsport IGCC project of $63 million and $215 million for the three and nine months ended September 30, 2012, respectively, and $87 million for both the three and nine months ending September 30, 2011.
(c)	Includes costs to achieve of $366 million and $381 million for the three and nine months ended September 30, 2012, respectively, recorded in Operation, maintenance and other and costs to achieve of $86 million for both the three and nine months ended September 30, 2012 recorded in Impairment charges (all Operating Expenses).
(d)	Includes a tax benefit related to costs to achieve of $164 million and $166 million for the three and nine months ended September 30, 2012, respectively.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating Revenues
Regulated electric	$5,763	$3,016	$10,892	$8,165
Non-regulated electric, natural gas, and other	882	867	2,708	2,586
Regulated natural gas	77	81	329	410

Total operating revenues	6,722	3,964	13,929	11,161

Operating Expenses
Fuel used in electric generation and purchased power - regulated	2,222	957	3,848	2,603
Fuel used in electric generation and purchased power - non-regulated	484	383	1,328	1,147
Cost of natural gas and coal sold	40	48	184	262
Operation, maintenance and other	1,654	866	3,262	2,705
Depreciation and amortization	666	455	1,620	1,346
Property and other taxes	326	183	681	538
Impairment charges	266	300	668	309

Total operating expenses	5,658	3,192	11,591	8,910

Gains (Losses) on Sales of Other Assets and Other, net	14	(5)	21	9

Operating Income	1,078	767	2,359	2,260

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	33	43	118	123
Impairments and gains on sales of unconsolidated affiliates	—	(3)	(6)	11
Other income and expenses, net	132	83	291	297

Total other income and expenses	165	123	403	431

Interest Expense	401	213	857	635

Income From Continuing Operations Before Income Taxes	842	677	1,905	2,056
Income Tax Expense from Continuing Operations	248	208	565	633

Income From Continuing Operations	594	469	1,340	1,423
Income From Discontinued Operations, net of tax	4	1	5	1

Net Income	598	470	1,345	1,424
Less: Net Income (Loss) Attributable to Noncontrolling Interests	4	(2)	12	6

Net Income Attributable to Duke Energy Corporation	$594	$472	$1,333	$1,418

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.84	$1.06	$2.50	$3.19
Diluted	$0.84	$1.06	$2.50	$3.19
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.01	$—	$0.01	$—
Diluted	$0.01	$—	$0.01	$—
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$0.85	$1.06	$2.51	$3.19
Diluted	$0.85	$1.06	$2.51	$3.19
Dividends declared per share	$—	$—	$2.265	$2.22
Weighted-average shares outstanding
Basic	699	444	531	444
Diluted	699	444	531	444

DUKE ENERGY CORPORATION

CONSOLIDATED

BALANCE SHEETS

(Unaudited)

(In millions)

	September 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$1,761	$2,110
Short-term investments	335	190
Receivables (net of allowance for doubtful accounts of $31 at September 30, 2012 and $35 at December 31, 2011)	1,596	784
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $43 at September 30, 2012 and $40 at December 31, 2011)	1,250	1,157
Inventory	3,041	1,588
Other	2,123	1,051

Total current assets	10,106	6,880

Investments and Other Assets
Investments in equity method unconsolidated affiliates	542	460
Nuclear decommissioning trust funds	4,155	2,060
Goodwill	16,180	3,849
Intangibles, net	359	363
Notes receivable	74	62
Restricted other assets of variable interest entities	115	135
Other	2,186	2,231

Total investments and other assets	23,611	9,160

Property, Plant and Equipment
Cost	100,156	60,377
Cost, variable interest entities	961	913
Accumulated depreciation and amortization	(32,318)	(18,709)
Generation facilities to be retired, net	232	80

Net property, plant and equipment	69,031	42,661

Regulatory Assets and Deferred Debits
Regulatory assets	9,097	3,672
Other	163	153

Total regulatory assets and deferred debits	9,260	3,825

Total Assets	$112,008	$62,526

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,912	$1,433
Notes payable and commercial paper	600	154
Non-recourse notes payable of variable interest entities	275	273
Taxes accrued	601	431
Interest accrued	474	252
Current maturities of long-term debt	2,488	1,894
Other	2,206	1,091

Total current liabilities	8,556	5,528

Long-term Debt	35,198	17,730

Non-recourse long-term debt of variable interest entities	911	949

Deferred Credits and Other Liabilities
Deferred income taxes	10,317	7,581
Investment tax credits	462	384
Accrued pension and other post-retirement benefit costs	2,542	856
Asset retirement obligations	4,846	1,936
Regulatory liabilities	5,739	2,919
Other	2,349	1,778

Total deferred credits and other liabilities	26,255	15,454

Commitments and Contingencies
Preferred stock of subsidiaries	93	—
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 704 million and 445 million shares outstanding at September 30, 2012 and December 31, 2011, respectively	1	1
Additional paid-in capital	39,249	21,132
Retained earnings	1,995	1,873
Accumulated other comprehensive loss	(340)	(234)

Total Duke Energy Corporation shareholders’ equity	40,905	22,772
Noncontrolling interests	90	93

Total equity	40,995	22,865

Total Liabilities and Equity	$112,008	$62,526

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,345	$1,424
Adjustments to reconcile net income to net cash provided by operating activities:	2,634	1,603

Net cash provided by operating activities	3,979	3,027

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,989)	(3,070)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	(339)	405

Net (decrease) increase in cash and cash equivalents	(349)	362
Cash and cash equivalents at beginning of period	2,110	1,670

Cash and cash equivalents at end of period	$1,761	$2,032

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

September 2012

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)
GWH Sales
Residential	7,973	8,493	(6.1%)	20,534	22,692	(9.5%)
General Service	7,911	7,988	(1.0%)	21,057	21,236	(0.8%)
Industrial	5,629	5,665	(0.6%)	15,899	15,782	0.7%
Other Energy Sales	73	71	2.1%	217	215	0.9%

Total Regular Sales Billed	21,586	22,217	(2.8%)	57,707	59,925	(3.7%)

Special Sales (1)	1,991	1,615	23.3%	4,464	4,686	(4.7%)

Total Electric Sales	23,577	23,832	(1.1%)	62,171	64,611	(3.8%)

Unbilled Sales	(797)	(1,000)	20.3%	(356)	(985)	63.9%

Total Electric Sales - Duke Energy Carolinas	22,780	22,832	(0.2%)	61,815	63,626	(2.8%)

Average Number of Customers
Residential	2,054,732	2,042,267	0.6%	2,051,471	2,040,093	0.6%
General Service	337,276	335,077	0.7%	336,569	334,302	0.7%
Industrial	6,718	6,910	(2.8%)	6,774	6,987	(3.1%)
Other Energy Sales	14,393	14,246	1.0%	14,334	14,204	0.9%

Total Regular Sales	2,413,119	2,398,500	0.6%	2,409,148	2,395,586	0.6%

Special Sales	24	26	(8.2%)	23	26	(9.8%)

Total Average Number of Customers - Duke Energy Carolinas	2,413,143	2,398,526	0.6%	2,409,171	2,395,612	0.6%

Heating and Cooling Degree Days

Actual
Heating Degree Days	8	18	(55.6%)	1,488	1,953	(23.8%)
Cooling Degree Days	986	1,126	(12.4%)	1,544	1,766	(12.6%)

Variance from Normal
Heating Degree Days	(39.8%)	2.2%	n/a	(24.7%)	0.2%	n/a
Cooling Degree Days	(1.4%)	16.9%	n/a	2.6%	22.0%	n/a

(1)	Third quarter 2012 and year-to-date 2012 include 318 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the U.S. Franchised Electric & Gas segment earnings.

Progress Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

September 2012

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)
GWH Sales
Residential	4,936	5,134	(3.9%)	12,915	14,480	(10.8%)
General Service	4,413	4,362	1.2%	11,565	11,787	(1.9%)
Industrial	2,772	2,870	(3.4%)	7,884	8,040	(1.9%)
Other Energy Sales	30	30	0.0%	91	93	(2.2%)

Total Regular Sales Billed	12,151	12,396	(2.0%)	32,455	34,400	(5.7%)

Special Sales (a)	4,875	3,662	33.1%	11,139	9,840	13.2%

Total Electric Sales	17,026	16,058	6.0%	43,594	44,240	(1.5%)

Unbilled Sales	(272)	(30)	100.0%	(207)	(626)	(66.9%)

Total Electric Sales - Progress Energy Carolinas	16,754	16,028	4.5%	43,387	43,614	(0.5%)

Average Number of Customers
Residential	1,232,560	1,222,135	0.9%	1,229,980	1,220,818	0.8%
General Service	220,125	217,876	1.0%	219,251	217,079	1.0%
Industrial	4,412	4,479	(1.5%)	4,434	4,491	(1.3%)
Other Energy Sales	1,816	1,923	(5.6%)	1,844	1,967	(6.3%)

Total Regular Sales	1,458,913	1,446,413	0.9%	1,455,509	1,444,355	0.8%

Special Sales	18	18	0.0%	19	18	5.6%

Total Average Number of Customers - Progress Energy Carolinas	1,458,931	1,446,431	0.9%	1,455,528	1,444,373	0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	8	14	(42.9%)	1,392	1,840	(24.3%)
Cooling Degree Days	1,185	1,310	(9.5%)	1,827	2,073	(11.9%)

Variance from Normal
Heating Degree Days	(11.1%)	27.3%	n/a	(27.7%)	(4.6%)	n/a
Cooling Degree Days	2.9%	16.7%	n/a	4.3%	21.7%	n/a

(a)	Third quarter 2012 and year-to-date 2012 include 577 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the U.S. Franchised Electric & Gas segment earnings.

Progress Energy Florida

Quarterly Highlights

Supplemental Franchised Electric Information

September 2012

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)
GWH Sales
Residential	5,712	6,181	(7.6%)	13,942	15,144	(7.9%)
General Service	4,205	4,322	(2.7%)	11,284	11,437	(1.3%)
Industrial	819	838	(2.2%)	2,384	2,459	(3.1%)
Other Energy Sales	6	6	3.6%	19	18	5.6%

Total Regular Sales Billed	10,742	11,347	(5.3%)	27,629	29,058	(4.9%)

Special Sales	621	906	(31.5%)	1,390	2,231	(37.7%)

Total Electric Sales	11,363	12,253	(7.3%)	29,019	31,289	(7.3%)

Unbilled Sales	103	(253)	(100.0%)	795	17	100.0%

Total Consolidated Electric Sales - Progress Energy Florida	11,466	12,000	(4.4%)	29,814	31,306	(4.8%)

Average Number of Customers
Residential	1,464,992	1,452,032	0.9%	1,463,126	1,452,002	0.8%
General Service	187,846	186,135	0.9%	187,171	185,695	0.8%
Industrial	2,358	2,395	(1.5%)	2,373	2,421	(2.0%)
Other Energy Sales	1,571	1,564	0.4%	1,556	1,579	(1.5%)

Total Regular Sales	1,656,767	1,642,126	0.9%	1,654,226	1,641,697	0.8%

Special Sales	15	15	0.0%	14	15	(6.7%)

Total Average Number of Customers - Progress Energy Florida	1,656,782	1,642,141	0.9%	1,654,240	1,641,712	0.8%

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	n/a	211	305	(30.8%)
Cooling Degree Days	1,392	1,468	(5.2%)	2,691	2,778	(3.1%)

Variance from Normal
Heating Degree Days	—	—	n/a	(29.5%)	1.9%	n/a
Cooling Degree Days	-0.5%	4.9%	n/a	5.2%	8.6%	n/a

Duke Energy Ohio

Quarterly Highlights

Supplemental Franchised Electric Information

September 2012

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)
GWH Sales
Residential	2,731	2,708	0.8%	6,770	7,101	(4.7%)
General Service	2,690	2,743	(1.9%)	7,188	7,440	(3.4%)
Industrial	1,512	1,529	(1.1%)	4,340	4,369	(0.7%)
Other Energy Sales	28	23	21.7%	85	80	6.3%

Total Regular Electric Sales Billed	6,961	7,003	(0.6%)	18,383	18,990	(3.2%)

Special Sales	89	107	(16.8%)	236	502	(53.0%)

Total Electric Sales Billed - Duke Energy Ohio	7,050	7,110	(0.8%)	18,619	19,492	(4.5%)

Unbilled Sales	(246)	(54)	(355.6%)	(19)	(177)	89.3%

Total Electric Sales—Duke Energy Ohio	6,804	7,056	(3.6%)	18,600	19,315	(3.7%)

Average Number of Customers
Residential	731,917	727,812	0.6%	733,840	730,332	0.5%
General Service	85,499	84,856	0.8%	85,582	85,081	0.6%
Industrial	2,574	2,596	(0.8%)	2,585	2,604	(0.7%)
Other Energy	2,903	2,854	1.7%	2,892	2,845	1.7%

Total Regular Sales	822,893	818,118	0.6%	824,899	820,862	0.5%

Special Sales	1	1	0.0%	2	1	100.0%

Total Average Number Electric Customers - Duke Energy Ohio	822,894	818,119	0.6%	824,901	820,863	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	19	19	0.0%	1,718	2,345	(26.7%)
Cooling Degree Days	917	917	0.0%	1,384	1,289	7.4%

Variance from Normal
Heating Degree Days	58.3%	18.8%	n/a	(26.0%)	3.4%	n/a
Cooling Degree Days	16.1%	22.4%	n/a	23.1%	20.9%	n/a

Note: Includes data for Duke Energy Ohio and Duke Energy Kentucky

Duke Energy Indiana

Quarterly Highlights

Supplemental Franchised Electric Information

September 2012

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Inc.(Dec.)	2012	2011	% Inc.(Dec.)
GWH Sales
Residential	2,629	2,588	1.6%	6,939	7,402	(6.3%)
General Service	2,389	2,372	0.7%	6,383	6,414	(0.5%)
Industrial	2,688	2,674	0.5%	7,872	7,682	2.5%
Other Energy Sales	13	13	0.0%	40	40	0.0%

Total Regular Electric Sales Billed	7,719	7,647	0.9%	21,234	21,538	(1.4%)

Special Sales	1,439	1,472	(2.2%)	4,455	4,243	5.0%

Total Electric Sales Billed - Duke Energy Indiana	9,158	9,119	0.4%	25,689	25,781	(0.4%)

Unbilled Sales	(235)	(48)	(389.6%)	(5)	(280)	98.2%

Total Electric Sales—Duke Energy Indiana	8,923	9,071	(1.6%)	25,684	25,501	0.7%
Average Number of Customers

Residential	681,127	676,220	0.7%	682,547	678,358	0.6%
General Service	100,208	100,076	0.1%	100,102	99,722	0.4%
Industrial	2,754	2,773	(0.7%)	2,737	2,758	(0.8%)
Other Energy	1,436	1,407	2.1%	1,430	1,395	2.5%

Total Regular Sales	785,525	780,476	0.6%	786,816	782,233	0.6%

Special Sales	10	11	(9.1%)	11	11	0.0%

Total Avg Number Electric Customers - Duke Energy Indiana	785,535	780,487	0.6%	786,827	782,244	0.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	24	16	50.0%	1,816	2,544	(28.6%)
Cooling Degree Days	958	992	(3.4%)	1,478	1,372	7.7%

Variance from Normal
Heating Degree Days	100.0%	6.7%	n/a	(27.9%)	3.3%	n/a
Cooling Degree Days	24.1%	35.7%	n/a	33.0%	30.4%	n/a

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2011

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Edwardsport Impairment		Emission Allowances Impairment		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$472	$—		$(135	) C	$—		$—		$—		$(135)	$337

Commercial Power	74	—		—		(51	) E	1	B	—		(50)	24

International Energy	115			—		—		—		—		—	115

Total Reportable Segment Income	661	—		(135)		(51)		1		—		(185)	476

Other	5	(10	) A			—		—		—		(10)	(5)

Total Reportable Segment Income and Other Net Expense	666	(10)		(135)		(51)		1		—		(195)	471

Discontinued Operations	—									1	D	1	1

Net Income (Loss) Attributable to Duke Energy Corporation	$666	$(10)		$(135)		$(51)		$1		$1		$(194)	$472

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.50	$(0.02)		$(0.30)		$(0.12)		$—		$—		$(0.44)	$1.06

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.50	$(0.02)		$(0.30)		$(0.12)		$—		$—		$(0.44)	$1.06

A -	Net of $3 million tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
B -	Net of insignificant tax expense. $2 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Net of $87 million tax benefit. Recorded in Impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
E -	Net of $28 million tax benefit. Recorded in Impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	444

Diluted	444

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2011

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Edwardsport Impairment		Emission Allowances Impairment		Economic Hedges (Mark- to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$1,110	$—		$(135	) C	$—		$—		$—		$(135)	$975

Commercial Power	156	—		—		(51	) E	(2	) B	—		(53)	103

International Energy	370			—		—		—		—		—	370

Total Reportable Segment Income	1,636	—		(135)		(51)		(2)		—		(188)	1,448

Other	(8)	(23	) A			—		—		—		(23)	(31)

Total Reportable Segment Income and Other Net Expense	1,628	(23)		(135)		(51)		(2)		—		(211)	1,417

Discontinued Operations	—									1	D	1	1

Net Income (Loss) Attributable to Duke Energy Corporation	$1,628	$(23)		$(135)		$(51)		$(2)		$1		$(210)	$1,418

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.67	$(0.05)		$(0.30)		$(0.12)		$(0.01)		$—		$(0.48)	$3.19

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.67	$(0.05)		$(0.30)		$(0.12)		$(0.01)		$—		$(0.48)	$3.19

A -	Net of $6 million tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
B -	Net of $1 million tax benefit. Recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Net of $87 million tax benefit. Recorded in Impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
E -	Net of $28 million tax benefit. Recorded in Impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	444
Diluted	444

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		DNC Host Committee Support		Edwardsport Impairment		Economic Hedges (Mark- to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$907	$—		$—		$(117	) E	$—		$—		$(117)	$790

Commercial Power	31	—		—		—		(19	) B	—		(19)	12

International Energy	103	—		—		—		—		—		—	103

Total Reportable Segment Income	1,041	—		—		(117)		(19)		—		(136)	905

Other	(16)	(293	) A	(6	) D			—		—		(299)	(315)

Total Reportable Segment Income and Other Net Expense	$1,025	$(293)		$(6)		$(117)		$(19)		$—		$(435)	590

Discontinued Operations	—									4	C	4	4

Net Income (Loss) Attributable to Duke Energy Corporation	$1,025	$(293)		$(6)		$(117)		$(19)		$4		$(431)	$594

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.47	$(0.42)		$(0.01)		$(0.17)		$(0.03)		$0.01		$(0.62)	$0.85

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.47	$(0.42)		$(0.01)		$(0.17)		$(0.03)		$0.01		$(0.62)	$0.85

A -	Net of $164 million tax benefit. $366 million recorded in Operation, maintenance and other, $86 million recorded in Impairment charges (all Operating Expenses) and $5 million recorded in Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $12 million tax benefit. $30 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Net of $4 million tax benefit. Recorded within Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
E -	Net of $63 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	699
Diluted	699

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2012

(Dollars in millions, except per-share amounts)

	Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Voluntary Opportunity Plan Deferral	Edwardsport Impairment		DNC Host Committee Support		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$1,588	$—		$60 C	$(385	) E	$—		$—		$—		$(325)	$1,263

Commercial Power	93	—		—	—		—		(22	) B	—		(22)	71

International Energy	350	—		—	—		—		—		—		—	350

Total Reportable Segment Income	2,031	—		60	(385)		—		(22)		—		(347)	1,684

Other	(44)	(306	) A	—	—		(6	) F	—		—		(312)	(356)

Total Reportable Segment Income and Other Net Expense	1,987	(306)		60	(385)		(6)		(22)		—		(659)	1,328

Discontinued Operations	—	—		—	—		—		—		5	D	5	5

Net Income (Loss) Attributable to Duke Energy Corporation	$1,987	$(306)		$60	$(385)		$(6)		$(22)		$5		$(654)	$1,333

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.74	$(0.58)		$0.11	$(0.72)		$(0.01)		$(0.04)		$0.01		$(1.23)	$2.51

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.74	$(0.58)		$0.11	$(0.72)		$(0.01)		$(0.04)		$0.01		$(1.23)	$2.51

A -	Net of $166 million tax benefit. $381 million recorded in Operation, maintenance and other, $86 million recorded in Impairment charges (all Operating Expenses) and $5 million recorded in Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $13 million tax benefit. $33 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $2 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Net of $39 million tax expense. $101 million revenue recorded in Operation, maintenance and other and $2 million expense recorded in Depreciation and amortization (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
E -	Net of $215 million tax benefit. $580 million recorded in Impairment charges and $20 million recorded within Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
F -	Net of $4 million tax benefit. Recorded within within Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	531
Diluted	531

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

Duke Energy Corporation

Operations and Maintenance Expense

For the Three and Nine Months Ended September 30, 2012 and 2011

(In millions)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Operation, maintenance and other (a)	$1,654	$866	$3,262	$2,705
Adjustments:
Costs to Achieve, Progress Merger (b)	(366)	(13)	(381)	(29)
Voluntary Opportunity Plan Deferral (b)	—	—	101	—
Edwardsport Legal Fees (b)(c)	—	—	(20)	—
DNC Host Committee Support (b)	(10)	—	(10)	—
Reagents Recoverable (d)	(17)	(15)	(44)	(39)
Energy Efficiency Recoverables (d)	(66)	(25)	(129)	(64)
Other Deferrals and Recoverables (d)	(19)	(7)	(36)	(40)
RTO Costs (d)	(2)	(10)	(6)	(31)

Adjusted Operation, maintenance and other	$1,174	$796	$2,737	$2,502

(a)	As reported in the Condensed Consolidated Statements of Operations
(b)	Presented as a special item for purposes of calculating adjusted diluted earnings per share
(c)	Recorded in the first quarter of 2012 as part of the Edwardsport Impairment resulting from the settlement agreement with the Indiana Office of Consumer Counselor, the Duke Energy Industrial Group, and Nucor Steel—Indiana
(d)	Primarily represents expenses to be deferred or recovered through rate riders

Note: Includes Progress Energy expenses beginning July 2, 2012.